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                                                                    Exhibit 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-64127) of Sky Financial Group, Inc. (formerly Citizens Bancshares, Inc.) of our report dated January 19, 1998 relating to the consolidated financial statements of Mid Am, Inc., which appears in this Current Report on Form 8-K of Sky Financial Group, Inc. dated October 15, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.



PricewaterhouseCooper LLP

Memphis, Tennessee
October 15, 1998